Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8, No. 333-98107 pertaining to the Western Gas Resources, Inc. Retirement Plan of our report dated June 13, 2006, with respect to the financial statements and supplemental schedule of the Western Gas Resources, Inc. Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

/s/ Clifton Gunderson LLP
Milwaukee, Wisconsin
June 28, 2006